IMMEDIATE RELEASE

TOWNSQUARE MEDIA PROVIDES UPDATED ON FORM 10-K FILING

Purchase, NY - April 8, 2020 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare,” the “Company,” “we,” “us,” or “our”) today provided an update regarding its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Form 10-K”).
On March 16, 2020, we filed a Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”), for an extension of time to file our Form 10-K. The extension period provided under Rule 12b-25 expired on March 31, 2020.
Our current and former independent registered public accounting firms have been unable to agree upon the annual assessment of the impairment of the Company’s indefinite-lived intangible assets and require additional time to finalize these figures. The net revenue, direct operating expense and other data disclosed in the earnings release we issued on March 16, 2020 (our “Earnings Release”) is not expected to change. The impairment in question is purely a non-cash charge and does not affect our Adjusted EBITDA or other measures disclosed in our Earnings Release, and does not affect our compliance with any of the leverage ratio requirements under our Senior Credit Agreement. We are working diligently with both audit firms to complete the preparation of our financial statements in order to be in a position to file the Form 10-K with the SEC as soon as possible.
As expected, we received a notice from the New York Stock Exchange (the “NYSE”) indicating that we are not in compliance with the NYSE’s continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE Listed Company Manual as a result of our failure to timely file the Form 10-K.
The NYSE informed us that, under the NYSE’s rules, we will have six months from March 31, 2020 to file the Form 10-K with the SEC. We can regain compliance with the NYSE continued listing requirements at any time before that date by filing the Form 10-K with the SEC. We expect that the auditors will be able to resolve their disagreement and that we will be able to file the Form 10-K within this period.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof or as of the date specified herein. Risks and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements include, but are not limited to, our ability, and the ability of our current and former independent registered public accounting firms, to finalize our audited financial statements for the year ended December 31, 2019 and certain other events, including disease outbreaks and pandemics such as coronavirus. See “Risk Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2019, and subsequent filings with the SEC, for a discussion of additional factors that could have a material impact on our business. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

About Townsquare Media, Inc.
Townsquare is a radio, digital media, entertainment and digital marketing solutions company principally focused on being the premier local advertising and marketing solutions platform in small and mid-sized markets across the U.S. Our assets include 321 radio stations and more than 330 local websites in 67 U.S. markets, a digital marketing solutions company (Townsquare Interactive) serving approximately 19,000 small to medium sized businesses, a proprietary digital programmatic advertising platform (Townsquare Ignite) and approximately 200 local live events each year. Our brands include local media assets such as WYRK, KLAQ, K2 and NJ101.5; iconic local and regional events such as WYRK’s Taste of Country, the Boise Music Festival, the Red Dirt BBQ & Music Festival and Taste of Fort Collins; and leading tastemaker music and entertainment websites such as XXLmag.com, TasteofCountry.com and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com, and www.townsquareignite.com.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com